UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2005

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On December 28, 2005 (the “Bridge Loan Closing Date”), WellPoint, Inc. (the “Company” or “WellPoint”) entered into a Loan Agreement, dated as of the Bridge Loan Closing Date, among the Company, each lender from time to time party thereto, Citigroup Global Markets Inc. and Merrill Lynch Bank USA as Co-Documentation Agents, Banc of America Securities LLC and Goldman Sachs Credit Partners, L.P., as Joint Lead Arrangers and Joint Book Managers, and Bank of America, N.A., as Administrative Agent, under which the Company incurred an aggregate principal amount equal to $3.0 billion of term loans (the “Loan Agreement”). Once borrowed, loans made under the Loan Agreement (the “Loans”) may not be repaid and reborrowed. The Company entered into the Loan Agreement to provide short-term financing, in part, for the Merger (as hereinafter defined) and to pay fees and expenses in connection therewith. All of the obligations of the Company under the Loan Agreement are guaranteed (the “Guaranty”) by Anthem Holding Corp., a wholly-owned subsidiary of the Company (“Anthem Holdings”).

WellPoint intends to obtain permanent or long-term financing for part of the cash portion of the consideration to be paid in connection with the Merger initially provided pursuant to the Loan Agreement, through a combination of (1) the issuance of commercial paper and/or borrowings under the 5-Year Credit Agreement (which agreement was previously defined and described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 2, 2005); and (2) the issuance of up to $3.2 billion of long-term debt securities. The ultimate mix of commercial paper, bank debt and long-term debt securities will be determined based on market conditions and other financial factors.

The Loan Agreement contained certain conditions to the Company’s ability to incur the Loans which were incurred on the Bridge Loan Closing Date, each of which were satisfied and/or waived in accordance with the terms of the Loan Agreement. These conditions included: (a) minimum public debt ratings of not less than BBB from Standard & Poor’s and Baa2 from Moody’s on the Bridge Loan Closing Date; (b) accuracy in all material respects of all information (taken as a whole) made available to the agents or lenders by or on behalf of the Company or any of its representatives in connection with the negotiation of the Loan Agreement and the commitments therefor and such information did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading; (c) a minimum total debt to capital ratio of not more than 40% (determined on a pro forma basis to give effect to the Merger); (d) minimum liquidity requirements of at least $500,000,000 (in cash and cash equivalents); (e) satisfaction by the Administrative Agent and the Arrangers of the final terms and conditions (and each material aspect) of the Merger with certain previously agreed upon exceptions; (f) since December 31, 2004, no changes, occurrences or developments shall have occurred regarding the Company, WellChoice (as hereinafter defined), any of their respective subsidiaries or the transactions contemplated by the Loan Agreement (including the Merger) that, either individually or in the aggregate, have had a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries (which for such purpose included WellChoice and its subsidiaries), taken as a whole (with certain previously agreed upon exceptions); (g) the representations and warranties of the Company and Anthem Holdings being true and correct in all material respects, which representations and warranties included: (1) the receipt of all government, shareholder and third party consents and approvals necessary in connection with the performance and enforceability of the Company’s and Anthem Holdings’ obligations under the 5-Year Credit Agreement and the Guaranty; (2) compliance by the Company and its subsidiaries with laws and material agreements; (3) delivery of financial statements when due under the 5-Year Credit Agreement; (h) the absence of any default under the 5-Year Credit Agreement at the time any loans or other extensions of credit are made thereunder or would result from the making of such loans or other extensions of credit; and (i) the satisfaction of such other conditions as are customary for transactions of this nature.

The Company may elect for Loans incurred under the Loan Agreement to bear interest at a rate per annum equal to either (i) the Eurodollar rate (as in effect from time to time for the relevant interest period) plus an applicable margin, ranging from 0.30% to 0.625%, based upon the debt rating of the Company’s senior unsecured long-term debt or (ii) a base rate option. The final maturity of the Loan Agreement is 364 days from the Bridge Loan Closing Date. The Loan Agreement contains customary affirmative covenants for transactions of this nature regarding, among other things, the Company’s use of proceeds, delivery of financial and other information to the lenders, maintenance of records, compliance with law, maintenance of property and insurance and conduct of business. The Loan Agreement also contains certain customary negative covenants for transactions of this nature limiting the ability of the Company and/or its subsidiaries to, among other things, enter into transactions with affiliates, incur debt, materially change its corporate structure, dispose of assets and requiring the Company to maintain a total debt to capital ratio of not more than 40%. The foregoing limitations are subject to certain customary exceptions for transactions of this nature. The Loan Agreement includes events of default (and related remedies, including acceleration of the Loans made thereunder) usual for facilities of this type, including payment default, covenant default (including breaches of the covenants described above), material inaccuracy of representations and warranties, bankruptcy and involuntary proceedings, change of control, default under other agreements and judgment default. Many of the defaults are subject to certain materiality thresholds and grace periods consistent with transactions of this nature.

The agents and the lenders under the Loan Agreement and their affiliates have provided, and future lenders under the Loan Agreement may provide, various investment banking, other commercial banking and/or financial advisory services to WellPoint for which they have received, and will in the future receive, customary fees.

Section 2—Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 27, 2005, the Company, WellPoint Holding Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), and WellChoice, Inc., a Delaware corporation (“WellChoice”), entered into an Agreement and Plan of Merger (the

“Merger Agreement”), pursuant to which WellChoice would merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving corporation.

On December 28, 2005, the Merger was consummated. Under the terms of the Merger Agreement, each share of WellChoice common stock was converted into the right to receive $38.25 in cash and 0.5191 shares of WellPoint common stock.

The preceding is qualified in its entirety by reference to the Merger Agreement and a press release, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 28, 2005 the Company (1) incurred an aggregate principal amount of $1.7 billion of Loans under the Loan Agreement and (2) issued an aggregate principal amount of $1.0 billion of commercial paper under its commercial paper program (which commercial paper program was previously described in the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2003 and is backed by the Company’s 5-Year Credit Agreement). The proceeds of the Loans and such commercial paper were, in each case, used to finance in part the Merger and to pay fees and expenses in connection therewith.

Section 5—Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to the Merger Agreement, upon the consummation of the Merger, Mr. John E. Zuccotti was elected to the Company’s Board, effective at the effective time of the Merger.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of the Business Acquired

The following information was filed as part of WellChoice’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 001-31513) and is incorporated herein by reference:

•   Report of Independent Registered Public Accounting Firm

•   Report of Independent Registered Public Accounting Firm on Internal Control over Financial Reporting

•   Consolidated Balance Sheets as of December 31, 2004 and 2003

•   Consolidated Statements of Income for the years ended December 31, 2004, 2003 and 2002

•   Consolidated Statements of Changes in Stockholders’ Equity for the years ended December 31, 2004, 2003 and 2002

•   Consolidated Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002

•   Notes to Consolidated Financial Statements

The following information was filed as part of WellChoice’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (File No. 001-31513) and is incorporated herein by reference:

•   Consolidated Balance Sheets as of September 30, 2005 (unaudited) and December 31, 2004

•   Unaudited Consolidated Statements of Income for the three months and nine months ended September 30, 2005 and September 30, 2004

•   Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2005 and September 30, 2004

•   Notes to Unaudited Consolidated Financial Statements

•   Report of Independent Registered Public Accounting Firm

The following information was filed as part of WellChoice’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 001-31513) and is incorporated herein by reference:

•   Consolidated Balance Sheets as of September 30, 2004 (unaudited) and December 31, 2003

•   Unaudited Consolidated Statements of Income for the three months and nine months ended September 30, 2004 and September 30, 2003

•   Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2004 and September 30, 2003

•   Notes to Unaudited Consolidated Financial Statements

•   Report of Independent Registered Public Accounting Firm

(c) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of September 27, 2005, among WellPoint, Inc., WellPoint Holding Corp. and WellChoice, Inc. (incorporated herein by reference to Amendment No. 1 to WellPoint, Inc.’s Registration Statement on Form S-4, as filed with the SEC on November 21, 2005).

15.1	Acknowledgement of Independent Registered Public Accounting Firm.

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Press Release of WellPoint, Inc., issued on December 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 28, 2005

WELLPOINT, INC.

By:	/s/ Michael C. Wyatt
Name: Michael C. Wyatt Title: Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of September 27, 2005, among WellPoint, Inc., WellPoint Holding Corp. and WellChoice, Inc. (incorporated herein by reference to Amendment No. 1 to WellPoint, Inc.’s Registration Statement on Form S-4, as filed with the SEC on November 21, 2005).

15.1	Acknowledgement of Independent Registered Public Accounting Firm.

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Press Release of WellPoint, Inc., issued on December 28, 2005.